Exhibit 99.(h)(7)

Schedule I

Index Provider	Index	Fund
Bloomberg Barclays	Bloomberg Barclays China Aggregate RIC Capped Index	KraneShares Bloomberg Barclays China Aggregate Bond Index ETF
CSI	CSI Overseas China Internet Index	KraneShares CSI China Internet ETF
CSI	CSI Diversified High Grade Commercial Paper Index	KraneShares E Fund China Commercial Paper ETF
Solactive AG	Solactive Electric Vehicles and Future Mobility Index	KraneShares Electric Vehicles and Future Mobility Index ETF
Solactive AG	Solactive Emerging Markets Healthcare Index	KraneShares Emerging Markets Healthcare Index ETF
MSCI Inc.	MSCI China A Inclusion Index	KraneShares Bosera MSCI China A Share ETF
MSCI Inc.	MSCI China A Inclusion Hedged Index	KraneShares MSCI China A Inclusion Hedged Index ETF
MSCI Inc.	MSCI China IMI Environment 10/40 Index	KraneShares MSCI China Environment Index ETF
MSCI Inc.	MSCI Global China Infrastructure Exposure Index	KraneShares MSCI One Belt One Road Index ETF
MSCI Inc.	MSCI China All Shares Consumer Discretionary 10/40 Index	KraneShares MSCI All China Consumer Discretionary Index ETF
MSCI Inc.	MSCI China All Shares Consumer Staples 10/40 Index	KraneShares MSCI All China Consumer Staples Index ETF
MSCI Inc.	MSCI China All Shares Health Care 10/40 Index	KraneShares MSCI All China Health Care Index ETF
MSCI Inc.	MSCI China All Shares Index	KraneShares MSCI All China Index ETF
Solactive AG	Solactive Emerging Market Consumer Technology Index	KraneShares Emerging Markets Consumer Technology Index ETF
Solactive AG	Solactive USD China Corporate High Yield Bond Index	KraneShares CCBS China Corporate High Yield Bond USD Index ETF
Zacks Index Services	Zacks New China Index	KraneShares Zacks New China ETF

1	July 26, 2018